Exhibit T3B.43
Amended and Restated
BY-LAWS
of
THE CIT GROUP/CMS SECURITIES INVESTMENT, INC.
(a New Jersey Corporation)
adopted September 15, 20031
* * * * *
ARTICLE I
OFFICES
     Section 1. The registered office shall be located in West Trenton, New Jersey. The principal office shall be located in Livingston, New Jersey.
     Section 2. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETING OF SHAREHOLDERS
     Section 1. All meetings of shareholders for the election of directors shall be held at the principal office or at such place within or outside the State of New Jersey as may be fixed from time to time by the board of directors and set forth in the Notice of Meeting or in a duly executed Waiver of Notice thereof.
     Section 2. The annual meeting of the Stockholders shall be held on the date at the time as shall be designated, from time to time by the Board of Directors, which date shall be no more than 13 months after the last annual meeting of the corporation, and stated in the notice of the Annual Meeting sent to Stockholders in accordance with these by-laws and the Business Corporation Act of New Jersey. At such meeting the Stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly come before the meeting. If the Annual Meeting of Stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called.
     Section 3. Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

[1]	Article IX, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting. Special meetings of the shareholders may be called also by the chairman of the board of directors.
     Section 3. Written notice of a special meeting stating the time, place, and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
     Section 4. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.
     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may .vote either in person or by proxy executed in writing by the shareholder or by his agent. In all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if the certificate of incorporation so provides, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the aggregate number of his votes shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.
     Section 4. Subject to statutory provisions, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
     Except as provided in the certificate of incorporation and subject to the statutory provisions and upon compliance therewith any action required to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.
ARTICLE V
DIRECTORS
     Section 1. The number of directors which shall constitute the whole board of directors, other than the first board of directors, shall be not be less than one (1) nor more than nine (9). The exact number of directors within such maximum and minimum shall be determined by resolution of the board of directors or by the shareholders at an annual meeting or special meeting. Directors need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.
     Section 2. Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.
     Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.
     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books and records of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.
     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.
     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally or by mail, by telegram or by other electronic means; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.
     Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the corporation.
     Section 8. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE VII
COMMITTEES
     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more Directors to form one or more committees, each committee to consist of one or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:
     (a) the submission to Stockholders of any action as to which Stockholders’ authorization is required by law;
     (b) the filling of vacancies on the Board of Directors or on any committee;
     (c) the fixing of compensation of any Director for serving on the Board or on any committee;
     (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or
     (e) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.
The Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or other electronic means.
     Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
     Section 1. Offices, Election, Term.
     (a) The Board of Directors may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President or Secretary, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
     (b) All officers shall be elected or appointed to hold office until the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.
     (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.
     (d) The Directors may require any officer to give security for the faithful performance of his duties.
     (e) The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 2. Removal and Resignation.
     (a) Any officer elected or appointed by the Board of Directors may be removed by the Board at any time, with or without cause.
     (b) Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer or the President together with the Secretary of the

Corporation may be removed by said officers and/or the Board of Directors at any time, with or without cause.
     (c) If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Directors shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Secretary or any Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
     (d) In the event of the death, resignation or removal of an officer, the Board of Directors, in its discretion, may elect or appoint a successor to fill the unexpired term.
     (e) The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
     Section 3. The Chief Executive Officer The Chief Executive Officer shall:
     (a) oversee the overall business and management of the Corporation;
     (b) report to the Stockholders on the business and affairs of the Corporation; and
     (c) perform such duties as from time to time may be assigned to him by the Board of Directors.
     Section 4. The President. The President shall:
     (a) preside at all meetings of the Board of Directors, provided that the President is a member of the Board of Directors;
     (b) be controlled by the Chief Executive Officer and the Board of Directors of the Corporation and shall make reports concerning the business and affairs of the Corporation to the Chief Executive Officer and the Board of Directors as requested ; and
     (c) have the general powers and duties of supervision, management, direction and control of the business of the Corporation usually vested in the office of President, including, without limitation, the authority to sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors.

     The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
     Section 5. The Vice Presidents.2 Categories of Vice Presidents may include, but are not limited to, Executive Vice President, Senior Vice President and Assistant Vice President. Categories of Managing Directors may include, but are not limited to, Senior Managing Director, Managing Director, and Director. The title of Director, or any rank thereof, as described in this Article shall not possess the same authority nor be interchangeable with the title of Director as used when referring to the members of the Board of Directors defined under Article III of these By-Laws. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in these By-Laws shall include all ranks of Vice President, Managing Director, and all ranks of Managing Director.
     The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Corporation is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Corporation. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of directors, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Directors shall prescribe.
     Section 6. The Secretary. The Secretary shall:
     (a) keep the minutes of all meetings of the Board of Directors and of the Stockholders and cause the same to be recorded in the books provided for that purpose;
     (b) give or cause to be given notice of all meetings of Stockholders and of special meetings of the Board of Directors;
     (c) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors or the President;
     (d) when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list, in alphabetical order, of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;
     (e) keep all the documents and records of the Corporation, as required by law or otherwise, in the proper and safe manner; and

[2]	Article IX, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009 to add the office of Managing Director and ranks thereof, to the sections describing the office of Vice President.

     (r) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the President or the Board of Directors.
     Section 7. The Assistant Secretary. During the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the one so designated by the Secretary, the President or the Board of Directors, shall have all the powers and functions of the Secretary. The Assistant Secretary shall perform all such other duties as may be prescribed by the Secretary, the President, or the Board of Directors.
     Section 8. The Treasurer. The Treasurer shall:
     (a) have the custody of the corporate funds and securities;
     (b) keep full and accurate accounts of receipts and disbursements in the corporate books;
     (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;
     (d) disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;
     (e) render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;
     (f) render a full financial report at the Annual Meeting of the Stockholders, if so requested;
     (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and
     (h) perform such other duties as are given to him by these By-Laws or from time to time, are assigned to him by the Board of Directors or the President.
     Section 9. The Assistant Treasurer. During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer, the President or the Board of Directors, shall have all the powers and functions of the Treasurer. The Assistant Treasurer shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 10. The Controller. The Controller shall examine and certify the accounts of the Corporation and shall report to the Board of Directors or to such officer as the Board of Directors may require.
     Section 11. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Directors, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 12. Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for any designated period of time, the powers or duties, or any of these, of such officer to any other officer, or to any Director, provided that one person is not given the powers and duties of both the President and Secretary.
     Section 13. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at Stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.
     Section 14. Forms of Signature Acceptable forms of signature under which the officers may bind the corporation are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods.
ARTICLE X
INDEMNIFICATION
     The Corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Corporation and/or any successor thereto, as permitted by the General Corporation Law of Delaware and by the Business Corporation Act of New Jersey, as amended.
ARTICLE XI
CERTIFICATES FOR SHARES
     Section 1. The shares of the corporation shall be represented by certificates signed by the chairman or vice-chairman of the board, or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.
     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
CLOSING OF TRANSFER BOOKS / RECORD DATE
     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or entitled to give a written consent to any action without a meeting, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to give a written consent to any action without a meeting, such books may not be closed for more than sixty days before the date fixed for tabulation of consents or if no date has been fixed for tabulation, the books may not be closed for more than sixty days before the last day on which consents received may be counted. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken and, in case of determining shareholders entitled to give a written consent the record date may not be more than sixty days before the date fixed for tabulation of the consents or if no date has been fixed for the tabulation, more than sixty days before the last day on which consents may be counted. If the stock transfer books are not closed and no record date is fixed, the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.
REGISTERED SHAREHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.
LIST OF SHAREHOLDERS
     Section 7. The officer or agent having charge of the transfer books for shares shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.
ARTICLE XII
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XIII
AMENDMENTS
     Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.
* * * *